Exhibit 17

                                   PROXY CARD




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                    PROXY SOLICITED BY THE BOARD OF TRUSTEES

          PROXY FOR SPECIAL MEETING OF SHAREHOLDERS - November 16, 2001

The undersigned hereby appoints Karl Mills and Scott Jaggers, and each of them separately, proxies with full power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the Special Meeting of Shareholders of Jurika & Voyles Fund Group, on November 16, 2001 at 9:00 a.m. Pacific time, and at any adjournments thereof, all of the shares of each Fund of the Trust which the undersigned would be entitled to vote if personally present.

                           NOTE: Please sign exactly as your name appears on this proxy card. All joint owners should sign. When signing as executor, administrator, attorney, Trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign in the partnership name.

                           Signature(s) (if held jointly):

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                           Date:  ___________________, 2001

                           [NAME OF SHAREHOLDER]

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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL FOR WHICH THE SHAREHOLDER IS ENTITLED TO VOTE.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. The Trustees recommend a vote FOR Proposals 1, 2 and 3.

Please vote by filling in the appropriate box below.

1.       Approval of the acquisition of the Jurika & Voyles Small-Cap Fund by
         the CDC Nvest Jurika & Voyles Small Cap Growth Fund (see page [   ] in
         the Prospectus/Proxy Statement) (Jurika & Voyles Small-Cap Fund
         shareholders only).

                  [_____]  FOR                       [_____] AGAINST                    [_____] ABSTAIN

2. Approval of the acquisition of the Jurika & Voyles Balanced Fund by the CDC Nvest Balanced Fund (see pages [ ] in the Prospectus/Proxy
         Statement) (Jurika & Voyles Balanced Fund shareholders only).

                  [_____]  FOR                       [_____] AGAINST                    [_____] ABSTAIN

3.       Approval of the acquisition of the Jurika & Voyles Value+Growth Fund by
         the CDC Nvest Jurika & Voyles Relative Value Fund (see pages [    ] in
         the Prospectus/Proxy Statement) (Jurika & Voyles Value+Growth Fund
         shareholders only).

                  [_____]  FOR                       [_____] AGAINST                    [_____] ABSTAIN

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.